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                                  EXHIBIT 21


                         SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of Registrant as of March 31, 1995, other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined by Securities and Exchange Commission Regulation S-X.


                                                                STATE OF
    NAME OF SUBSIDIARY                                          INCORPORATION

Acceptance Insurance Holdings Inc. (1)                          Nebraska
Radice Lands, Inc. (1)                                          Florida
The Redland Group, Inc. (1)                                     Iowa
Acceptance Insurance Services, Inc. (2)                         Nebraska
Acceptance Insurance Company (2)                                Nebraska
Seaboard Underwriters, Inc. (2)                                 North Carolina
Acceptance Indemnity Insurance Company (3)                      Nebraska
Phoenix Indemnity Insurance Company (4)                         Arizona
Major Realty Corporation (5)                                    Delaware
American Agrisurance Inc. (6)                                   Iowa
Redland Insurance Company (7)                                   Iowa
Agro International, Inc. (8)                                    Iowa
Crop Insurance Marketing, Inc. (9)                              Iowa
American Agrijusters, Co. (10)                                  Iowa
American Growers Ins. Company (10)                              Nebraska
U.S. Ag Insurance Services Inc. (11)                            Texas
Acceptance Premium Finance Company (12)                         Arizona

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(1)  A wholly owned subsidiary of Acceptance Insurance Companies Inc.

(2)  A wholly owned subsidiary of Acceptance Insurance Holdings Inc.

(3)  A wholly owned subsidiary of Acceptance Insurance Company.

(4) An 80% owned subsidiary of Acceptance Insurance Company, 20% of which is owned by the Registrant.

(5)  An approximately 33.1% owned subsidiary of Acceptance Insurance Company.

(6)  A wholly owned subsidiary of The Redland Group, Inc.

(7)  An approximately 99.99% owned subsidiary of The Redland Group, Inc.

(8)  An approximately 80% owned subsidiary of The Redland Group, Inc.

(9)  A wholly owned subsidiary of American Agrisurance Inc.

(10) A wholly owned subsidiary of Redland Insurance Company.

(11) An approximately 60% owned subsidiary of Redland Insurance Company.

(12) A 50% owned subsidiary of Registrant.